                                                                    EXHIBIT 10.1



                               PURCHASE AGREEMENT










                                 By and Between

                         Scout Development Corporation
                            a Missouri corporation,
                                   ("Scout"),

                                      and

                            Fitzgeralds Reno, Inc.,
                             a Nevada corporation,
                                ("Fitzgeralds").




                                October 8, 1999


                              Property Located At:
                              50 East Plaza Street
                                  Reno, Nevada

                               TABLE OF CONTENTS


                                                                            Page

1.   Definitions............................................................. 1

2.   Purchase and Sale....................................................... 1

3.   Due Diligence........................................................... 1

4.   Deposit................................................................. 2

5.   Rent and Purchase Price................................................. 2

6.   Conditions to Agreement................................................. 3
     6.1  Conditions Precedent............................................... 3
     6.2  Waiver............................................................. 4
     6.3  Termination........................................................ 4

7.   Seller's Representations, Warranties, Covenants and Agreements.......... 4
     7.1  Representations and Warranties..................................... 4
     7.2  Covenants and Agreements........................................... 8
     7.3  Breaches of Representations, Warranties and Covenants.............. 9

8    ...................................................................Deleted
     8.1  ..............................................................Deleted
     8.2  ..............................................................Deleted

9.   Title, Escrow and Closing.............................................. 10
     9.1  Conditions of Title............................................... 10
     9.2  Title Insurance................................................... 10
     9.3  Closing Date...................................................... 11
     9.4  Deposits and Deliveries by Scout.................................. 11
     9.5  Deposits and Deliveries by Fitzgeralds............................ 12
     9.6  Closing........................................................... 12
     9.7  Prorations........................................................ 13
     9.8  Closing Costs..................................................... 14
     9.9  Possession........................................................ 14
     9.10 Filing of Reports................................................. 14
     9.11 Cooperation....................................................... 14

10.  Liquidated Damages..................................................... 15

11A. Damage and Destruction................................................. 15

11B. Condemnation........................................................... 15

12.  Commissions............................................................ 16

13.  General Provisions..................................................... 16
     13.1  Notices.......................................................... 16
     13.2  Entire Agreement; No Modifications............................... 17
     13.3  Time............................................................. 17
     13.4  Attorneys' Fees.................................................. 18
     13.5  Specific Performance............................................. 18
     13.6  Successors and Assigns........................................... 18
     13.7  Counterparts..................................................... 18
     13.8  Construction..................................................... 18
     13.9  Exculpation...................................................... 18
     13.10 Expiration....................................................... 19

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE 1       - Defined Terms
SCHEDULE 6.1(c)  - Due Diligence Items
SCHEDULE 7.1     - Scout's Disclosures

EXHIBIT A        - Legal Description
EXHIBIT B        - Deleted
EXHIBIT C        - List of Plans and Specifications
EXHIBIT D        - List of Leases
EXHIBIT E        - Title Commitment
EXHIBIT F        - Form of Rental Income Certification
EXHIBIT G        - Assignment and Assumption of Ground Lease Agreement
EXHIBIT H        - Form of Bill of Sale
EXHIBIT I        - Form of Assignment of Leases
EXHIBIT J        - Form of Assignment of Intangible Property and Contract
                   Obligations
EXHIBIT K        - Form of Notice to Tenants
EXHIBIT L        - Form of Non-Foreign Affidavit
EXHIBIT M        - Form of Closing Certificate
EXHIBIT N        - Form of Fitzgeralds Note
EXHIBIT O        - Form of Deed of Trust and Security Agreement and to Secure
                   Performance
EXHIBIT P        - Form of Tenant Estoppel Certificate
EXHIBIT Q        - Form of Ground Lessor's Estoppel Certificate
EXHIBIT R        - Deed

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 8, 1999 by and between Scout Development Corporation, a Missouri corporation ("Scout") and Fitzgeralds, Reno, Inc., a Nevada corporation ("Fitzgeralds").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Scout and Fitzgeralds hereby agree as follows:

         1. Definitions. Unless defined elsewhere in this Agreement, for the purposes of this Agreement all words and phrases having their initial letters capitalized herein shall have the meanings set forth in Schedule 1 attached hereto.

         2. Purchase and Sale. Subject to the terms and conditions of this Agreement, Scout agrees to assign its entire interest (including, without limitation, all air rights) in the Ground Lease and sell, grant and convey its entire interest in the Improvements, the Personal Property, the Intangible Property and all of Scout's interests as Landlord in and to the Tenant Occupancy Leases to Fitzgeralds and Fitzgeralds agrees to accept such interest in the Ground Lease and the Improvements, the Personal Property, the Intangible Property and all of Scout's interests as Landlord in and to the Tenant Occupancy Leases.

         3. Due Diligence. From and after the date of this Agreement, subject to the rights of tenants of the Property, Fitzgeralds and its agents shall have the right to enter upon the Land and make any and all inspections, appraisals and tests as Fitzgeralds deems prudent to determine whether it is feasible, in Fitzgeralds sole and absolute discretion, to purchase the Property. Scout has the right to approve in advance any inspection of the Property which will involve the intrusive or destructive sampling or analysis of any portion of the Property ("Phase 2 Investigation"). Scout shall have the right upon written request to Fitzgeralds to obtain half of any samples, which Fitzgeralds may obtain during any such Phase 2 Investigation. All such inspections and studies shall be at Fitzgeralds' sole expense and Fitzgeralds shall furnish a copy of any such inspections and studies to Scout upon Fitzgeralds receipt thereof. Regardless of whether or not the transactions described in this Agreement shall close, Fitzgeralds hereby indemnifies and holds Scout harmless from and against all claims arising from or out of the presence of Fitzgeralds or its agents on the Land or the exercise by Fitzgeralds of its rights in accordance with this
Section 3. In addition, Fitzgeralds shall keep the Land and Improvements free from any and all liens that could arise as a result of the exercise of Fitzgeralds' rights in accordance with this Section 3. Within ten (10) days of the date of this Agreement, Scout shall provide to Fitzgeralds all of the items listed on Schedule 6.1(c) attached to this Agreement (the "Due Diligence Items"), provided such items are in the possession or control of Scout. The provisions of this Section 3 shall survive the Closing or any termination or cancellation of this Agreement notwithstanding any contrary provision hereof and Fitzgeralds indemnification obligations (and Scout's right to enforce the same) shall notwithstanding any contrary provision hereof, in no way be limited by the limitations on Scout's remedies set forth in Section 10 hereof,

Scout to have all rights and remedies at law or in equity in the enforcement of Fitzgeralds indemnification obligation.

         4. Deposit. Within three (3) days after the date this Agreement has been executed by Scout and Fitzgeralds and Fitzgeralds has received a signed copy thereof, Fitzgeralds shall deposit with the Title Company the sum of One Hundred Thousand Dollars ($100,000.00) in immediately available funds as an earnest money deposit (the "Deposit"). The Deposit shall be deposited in an interest-bearing account mutually acceptable to Fitzgeralds and the Title Company with interest accruing for the benefit of Fitzgeralds until disbursal to Scout; provided, however, in the event that Fitzgeralds does not notify Scout in writing on or before 5:00 p.m. (Central Time), December 27, 1999 (the "Outside Date") of its election to proceed to Closing in accordance with this Agreement, then the Title Company shall release the Deposit less the amount paid Scout, if any, to Fitzgeralds and, with the exception of any terms that expressly survive termination, this Agreement shall terminate and neither party shall have any further liability to the other hereunder. Notwithstanding anything contained in this Section 4 to the contrary, upon receipt of Ground Lessor's approval of the Assignment and Assumption of Ground Lease Agreement as required by Section
12.01. of the Ground Lease ("Ground Lessor's Approval"), Fitzgeralds shall cause the Title Company to deliver to Scout $50,000.00 in immediately available funds in consideration of the rights granted to Fitzgeralds in this Agreement (the "Independent Consideration"). The Independent Consideration is in addition to and independent of any other consideration of payment provided in this Agreement, is non-refundable and shall be retained by Scout notwithstanding any other provision of this Agreement. The Independent Consideration shall be credited against the Purchase Price (as defined below) at Closing. This Agreement shall be of no force and effect until such time as (i) Fitzgeralds has delivered the Deposit to the Title Company in accordance with the terms of this
Section 4., (ii) Scout and Fitzgeralds have executed this Agreement, and (iii) the Deposit has been receipted by the Title Company. In the event the Independent Consideration is not delivered to Scout within three (3) days after the date of Fitzgeralds receipt of the Ground Lessor's Approval, this Agreement shall terminate and neither party shall have any further liability to the other hereunder.

         5. Purchase Price. The total purchase price for the Property (the "Purchase Price") shall be the sum of Three Million Dollars ($3,000,000.00) which, subject to all prorations and adjustments provided in this Agreement, shall be paid by Fitzgeralds to Scout through escrow on the Closing Date (except the Deposit and the Independent Consideration which will be paid as provided in
Section 4 above) by payment to Scout of Six Hundred Fifty Thousand Dollars ($650,000.00) in immediately available funds with the remainder of the Purchase Price (taking into account the credit for the Deposit and the Independent Consideration) in the form of a note in the principal amount of the remainder of the Purchase Price, bearing interest at ten percent (10%) per annum with monthly payments of principal and interest amortized over twenty (20) years, the entire unpaid balance due ten (10) years from the Closing Date and in the form substantially identical to that set forth on Exhibit N attached hereto and made a part hereof (the "Fitzgeralds Note"). The Fitzgeralds Note shall be secured by a deed of trust and security agreement and to secure performance encumbering Fitzgeralds, interest in the Ground Lease, the Improvements, the Personal Property, the Intangible Property and all of Fitzgeralds' interests as

Landlord in and to the Tenant Occupancy Leases and securing Fitzgeralds' performance under the Ground Lease and the Assignment and Assumption of Ground Lease Agreement in a form substantially similar to that set forth on Exhibit O attached hereto and made a part hereof (the "Deed of Trust"). The Deed of Trust will contain a "due on sale" clauses and a "due on encumbrance" clauses. Additionally, Fitzgeralds agrees to deliver such other loan documents, including, without limitation, an assignment of rents and leases, security agreement and financing statement, as may be reasonably required by Scout.

         6. Conditions to Agreement.

                  6.1 Conditions Precedent. Fitzgeralds' obligation to purchase the Property or otherwise to perform any obligation provided in this Agreement (with the exception of Fitzgeralds' obligation to pay the Deposit and the Independent Consideration pursuant to Section 4 above) shall be conditioned expressly upon the fulfillment to Fitzgeralds' satisfaction (as determined by Fitzgeralds in its good faith business judgment) of each of the following conditions precedent:

                       (a) The due and timely performance by Scout and/or third parties of each and every covenant, undertaking and agreement to be performed by Scout and/or such third parties as provided in this Agreement; and the truth, accuracy and completeness in all respects of each representation and warranty made in this Agreement by Scout both at the time made and on the Closing Date.

                       (b) Fitzgeralds' review and approval of: (i) the Title Commitment including, without limitation, the exceptions to title and legal description of the Land contained therein; (ii) the Survey; (iii) Tenant Estoppel Certificates executed by all tenants of the Property; and (iv) Ground Lessor's Estoppel Certificate.

                       (c) Fitzgeralds' approval of all of the Due Diligence Items.

                       (d) Fitzgeralds' inspection, testing and approval of the physical condition of the Property including, without limitation, inspection and testing for the presence of asbestos, polychlorinated biphenyls or other Hazardous Substances, and of the structural, mechanical, seismic, electrical and other physical or environmental conditions or characteristics of the Property, subject to the terms of Section 3. above.

                       (e) The receipt by Fitzgeralds of Ground Lessor's
Approval.

                       (f) The delivery to Fitzgeralds not less than ten (10) days prior to the Outside Date, and Fitzgeralds' approval, of an updated, final and complete inventory of all Personal Property to be sold to Fitzgeralds pursuant to this transaction.

                       (g) As of the Closing Date, there shall have been no material adverse change in the condition of the Property, or any portion thereof, or in any document, Laws and Restrictions, contractual relations, or other circumstances affecting the Property previously approved by Fitzgeralds.

                           (h) Completion and approval in writing by Fitzgeralds
not more than ten (10) days prior to the Outside Date of Fitzgeralds', and Fitzgeralds' approval, of an updated final inspection and review of Scout's books, records, accounts and leases relating to the Property.

                  6.2 Waiver. At any time or times on or before the Closing Date, at Fitzgeralds' election, Fitzgeralds may waive any of the foregoing conditions by written notice to Scout. Other than Fitzgeralds' close of escrow pursuant to this Agreement which shall waive all such unfulfilled conditions, no waiver shall be effective unless made in writing specific as to the conditions or matters so waived. No such waiver shall be inferred or implied by any act or conduct of Fitzgeralds or reduce the rights or remedies of Fitzgeralds arising from any breach of any undertaking, agreement, covenant, warranty, or representation of Scout under this Agreement. It is agreed and understood that in no event shall Scout have any obligation or responsibility to cure, correct, repair or otherwise remedy any matter to which Fitzgeralds objects or otherwise does not approve.

                  6.3 Termination. In the event any of the foregoing conditions or other conditions to this Agreement which are for the benefit of Fitzgeralds are neither fulfilled, nor waived as provided above, Fitzgeralds, at its election by written notice to Scout, may terminate this Agreement and be released from all obligations under this Agreement. In the event of termination by Fitzgeralds, Scout shall authorize the Deposit and all interest accrued on the Deposit to be returned immediately to Fitzgeralds, and all documents deposited in escrow by Fitzgeralds or Scout shall be returned to the depositing party.

         7. Representations, Warranties, Covenants and Agreements.

                  7.1 Scout's Representations and Warranties. Each of the following representations and warranties (i) is material and being relied upon by Fitzgeralds, (ii) is made as an inducement to Fitzgeralds to enter into this Agreement and consummate the transaction contemplated hereby, (iii) is true in all respects as of the date of this Agreement, (iv) shall be true in all respects on the Closing Date, and (v) shall survive the Closing for a period of six (6) months. For the purposes of this Agreement, matters shall be deemed to be within "Scout's knowledge" only if matters are within the actual current knowledge of Anthony L. Levinson without performing any review or inspection of any file or matter relating to the Property. Fitzgeralds acknowledges and agrees that in making available to Fitzgeralds all Property documents which are in Scout's possession or control, Scout does not represent that Scout or its authorized agents have undertaken (and Scout and its duty authorized agent shall have no duty or obligation whatsoever to undertake) any investigation with respect to the Property or the Property documents or any matter set forth or referred to therein. Scout represents and warrants to Fitzgeralds that, except as disclosed in Schedule 7.1 to this Agreement:

                           (a) Scout has and will convey to Fitzgeralds, good,
marketable, and insurable leasehold title to the Property, pursuant to the Ground Lease, free and clear of all liens, claims, covenants, conditions, restrictions, rights of way, easements, options, licenses, judgments and encumbrances of any kind, except the Conditions of Title (as defined in Section
9.1 below).

                           (b) Scout has not received any notice that the
Property, including its present use and operation, is not in compliance with and authorized by all Laws and Restrictions, including, without limitation, all applicable building codes and the Americans With Disabilities Act of 1990, and all amendments thereto, and Scout has not received notice that Scout has not performed all conditions to, and paid all fees or other sums due with respect to, any and all permits, licenses or other approvals relating to the Property. To Scout's knowledge no zoning or land use variance, conditional use permit or other special permission has been obtained or is required to be maintained for the present, intended and continued use and operation of the Property. The Property is located within an earthquake zone.

                           (c) Deleted.

                           (d) To Scout's knowledge; (i) there is not present,
nor was there present at any time in the past, upon, in or at the Property any asbestos or polychlorinated biphenyls, or any structures, fixtures, equipment or other objects or materials containing asbestos or polychlorinated biphenyls,
(ii) there is present or suspected to be present, upon, in, at or about the Property, or the soil or groundwater thereof, Hazardous Substances, and (iii) no portion of the Property is presently nor was at any time during Scout's possession of the Property, used, operated or occupied for the generation, manufacture, treatment, storage, transportation, discharge or disposal (whether intentional or accidental) of any Hazardous Substances. Scout has not performed or caused to be performed any independent inspection or investigation with respect to the matters set forth in this subsection 7.1(d); and provided further, in making the representation set forth in this subsection 7.1(d), Scout is relying upon the information, including, without limitation, the groundwater contamination addressed on page 5 thereof, provided by that one certain "Proposed Re-Trac Project Plan" prepared by Steve Varela, P. E., Director of Public Works, City of Reno, published on the WWW: May 14, 1999, which report is incorporated herein in its entirety as though repeated verbatim. Scout hereby notifies Fitzgeralds that pursuant to the Proposed Re-Trac Project Plan the railroad tracks currently in place on the Land will be lowered and the construction activity may affect the operation of the Improvements.

                           (e) To Scout's knowledge, Scout has not received any
threatened, proposed or contemplated litigation, action, administrative proceeding or assessment (including, without limitation, eminent domain proceedings, public improvement assessments, development or special benefit assessments, zoning changes or variances, and property tax increases) which in any way relates to, arises out of or which would or may in any way affect the Property or Scout's ability to perform its obligations under this Agreement or any documents executed by Scout pursuant to this Agreement. Except as expressly set forth in a written list, if any, which Scout has previously delivered to Fitzgeralds, there have been no insurance claims, incident reports, suits, actions or proceedings filed by, on behalf of, or against Scout within the preceding three (3) year period, whether or not still pending, settled or otherwise completed, which in any way arise or arose out of, relate or related to, or affect or affected the Property or Scout's ownership, management or operation thereof.

                           (f) To Scout's knowledge, the Property has been
constructed, completed, modified and maintained in accordance with (i) all required permits and approvals, all required permits and approvals,

(ii) all Laws and Restrictions, (iii) accepted standards of good materials and competent work, (iv) the Plans and Specifications, and (v) the recommendations contained in any soils report or seismic study prepared in connection with construction of the Improvements. To Scout's knowledge all development obligations with respect to or arising out of the development and/or construction of the Property (including, without limitation, construction of any required off-site improvements, dedications and payment of in-lieu or other development fees or exactions) have been fully satisfied and discharged. Fitzgeralds acknowledges that Scout did not plan, build or otherwise construct, the Property and that, as a result, Scout does not possess the knowledge and information it might possess if it had planned or built the Property. Scout hereby notifies Fitzgeralds that the "walkway" referenced in Section 9.1(c) hereinafter is presently in the process of being removed and this activity may affect the operation of the Improvements.

                       (g) Except for the retail area occupied by a tenant, the sprinkler system is dry and is not charged. Also, there is an obstruction in the toilet facility on the first level of the Property. The Property includes two elevators and ticket spitters.

                       (h) To Scout's knowledge, the Property is connected to and serviced by water, solid waste and sewage disposal, storm drainage, telephone and electricity facilities and all other utilities and services which are necessary or customary for the use, operation and occupancy of the Property. To Scout's knowledge Scout has not received any notice that the Property is not in compliance with any Laws and Restrictions.

                       (i) There is no personal property, including without limitation, furniture, appliances, equipment, fixtures or supplies owned by Scout and/or utilized by Scout on a substantially exclusive basis in connection with the use, operation and occupancy of the Property except as set forth on the Personal Property Inventory.

                       (j) Scout has delivered to Fitzgeralds true and complete copies of all Tenant Occupancy Leases all of which are listed accurately in the Rent Roll. Except as specifically set forth in the Rent Roll or the documents listed therein, (i) there are no oral or written leases, work letter agreements, improvement agreements, or other rental, use or occupancy agreements affecting the Property in force, (ii) no person has any right of possession, use or occupancy of the Property or any part of it, (iii) no unsatisfied rent or other concessions have been granted any tenant, (iv) no rent has been paid in advance by any tenant, (v) no tenant has any claim against Scout for any improvement or relocation credit or payment, or for any security deposits or other deposits nor for interest on any security deposits or other amounts, (vi) no tenant has any defense or offset to rent or other charges accruing after the Closing Date,
(vii) all of the Tenant Occupancy Leases have been executed, are in full force and effect and full rent is accruing thereunder, (viii) no default or breach exists and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default on the part of Scout or any tenant under the Tenant Occupancy Leases, (ix) no continuing tenant under any Tenant Occupancy Lease failed to timely pay rent at any time during the immediately preceding six (6) month period, (x) Scout has not received any notice nor has any reason to believe that any tenant intends to terminate, breach or fail to renew its lease, or is or may become unable to perform its obligations under its Tenant Occupancy Lease, or that any guarantors under any Tenant

Occupancy Lease have become subject to any bankruptcy proceeding or have been released or discharged, voluntarily, involuntarily, or by operation of law, from any obligation with respect to or relating to any Tenant Occupancy Lease, and
(xi) no brokerage or leasing commission or other similar payment or fee is due or unpaid or partially paid or may become due in the future with respect to any Tenant Occupancy Lease.

                       (k) Scout will deliver to Fitzgeralds true and complete copies of all Contract Obligations, all of which are listed accurately in the List of Contract Obligations. Except to the extent specifically identified in the List of Contract Obligations, no default or breach exists under any such Contract Obligations, nor has any event occurred which, but for the giving of notice or passage of time, or both, would constitute a default by any party thereto. The Property has been managed, maintained, operated, and serviced, pursuant to the Contract Obligations and otherwise, consistent with standards in the industry for the operation of similar projects of comparable quality in the same area as the Property is located.

                       (l) Except for the existing Tenant Occupancy Leases and the Contract Obligations, Scout has not entered into or undertaken, and there do not exist, any written or oral commitments, arrangements, agreements or obligations of any kind affecting the Property that are not cancelable on not more than thirty days' notice and which will be canceled by Scout on or before the Closing Date.

                       (m) To Scout's knowledge, neither Scout's execution of this Agreement nor performance by Scout of any of its obligations hereunder including, without limitation, the transfer, assignment and sale of the Property contemplated by this Agreement (i) violates or shall violate any written or oral contract, agreement or instrument to which Scout is a party or is bound or which affects the Property or any part of it, or (ii) shall constitute or result in violation or breach by Scout of any judgment, order, writ, injunction or decree issued or imposed upon Scout, or result in violation of any Laws and Restrictions; and to Scout's knowledge no approval, consent, order, authorization, designation, filing (other than recording), registration, notification of, by or with any judicial or governmental authority is required in conjunction with Scout's execution of this Agreement and performance of its obligations hereunder.

                       (n) To Scout's knowledge, none of the representations or warranties in this Agreement, nor any descriptive information concerning the Property set forth in this Agreement, nor any document, statement, certificate, schedule or other information furnished or to be furnished by or on behalf of Scout to Fitzgeralds in connection with this Agreement (including, without limitation, operating and financial statements) contains, or will as of the Closing Date contain, any untrue statement of a material fact or omits, or will as of the Closing Date omit, to state a material fact necessary to make the statements of facts contained therein not misleading.

                       (o) Scout is not a "foreign person" as defined in Internal Revenue Code Section 1445 and any related regulations.

                       (p) There is no union contract affecting the Property or the employees of Scout or its property manager.

                           (q) Deleted

                           (r) Prior to Closing Scout will execute and cause to
be executed and filed in the official records of Washoe County, Nevada that certain Deed of Correction and Reformation and Boundary Line Adjustment Agreement ("Deed of Correction"), a copy of which has previously been delivered to Fitzgeralds and the attendant Record of Survey.

                  7.2. Fitzgeralds' Representations and Warranties. Fitzgeralds' represents and warrants to Scout that the following statements are true as of the date hereof and shall continue to be true on the Closing Date:

                           (a) Both Fitzgeralds and the individual executing
this Agreement on behalf of Fitzgeralds have the full right, power and authority to enter into this Agreement and such documents as are contemplated herein, and to cause the same to create a legal and binding obligation of Fitzgeralds.

                           (b) Neither the execution of this agreement nor will
the Closing of the sublease and purchase of the Property violate any agreement, governmental regulation or judicial decree affecting Fitzgeralds.

                           (c) Fitzgeralds is not aware that any of Scout's
representations and warranties are untrue on the date hereof.

                           (d) Fitzgeralds is financially able to perform all of
its obligations under this Agreement, including, without limitation, payment of the Fitzgeralds' Note and performance of its obligations under the Deed of Trust, all as more fully described hereinafter.


                  7.3 Covenants and Agreements. Scout and Fitzgeralds hereby specifically covenant and agree that, on and after the date of this Agreement:

                           (a) Scout shall timely deliver and provide to
Fitzgeralds all of the documents and things required to be provided by or on behalf of Scout to Fitzgeralds as provided in Section 6.1 above; and Scout shall use commercially reasonable efforts to fulfill prior to the Closing Date, and to assist Fitzgeralds in fulfilling, on a timely basis and with all due diligence, each of the conditions precedent set forth in Section 6.1 above and all other conditions to this Agreement.

                           (b) Fitzgeralds shall have the right to enter onto
and inspect and test the Property, to interview tenants and personnel, and to inspect and have complete access to all documents in Scout's possession or under Scout's control relating thereto (including, without limitation, all books and records, leases, maintenance records and structural information), provided that Fitzgeralds shall timely pay for all such inspections and tests, discharge all liens which may arise therefrom and repair or restore any and all damage or injury to the Property resulting from such inspections and tests subject to the terms of Section 3. above.

                           (c) Scout shall (i) manage, maintain, insure, lease,
operate, and service the Property, or cause the Property to be managed, maintained, insured, leased, operated and serviced, consistent with past practices of Scout in its operation of the Property, (ii) keep the Property and every portion thereof in good working order and repair as that existing on the date hereof, except for normal use, wear and tear, (iii) maintain a sufficient inventory of supplies, materials, equipment and other personal property for the proper management, maintenance, operation and servicing of the Property, (iv) not remove or permit the removal of any Personal Property or any fixtures from the Property unless such items are replaced immediately with Personal Property or fixtures of equal or greater value, (v) timely perform all its obligations under all Contract Obligations, including, without limitation, the Ground Lease, Tenant Occupancy Leases and Laws and Restrictions including, without limitation, the payment of all bills, charges, invoices, salaries, benefits, and other expenses arising in connection with the Property, (vi) not modify, terminate, cancel, extend, or amend any existing Contract Obligations, nor enter into any new contracts or arrangements which will affect the Property on or after the Closing Date without Fitzgeralds' consent, which consent shall not be unreasonably withheld or delayed, (vii) not modify, terminate, cancel, extend or amend any existing Tenant Occupancy Lease, nor accept any payment of rent or other charges from any tenant of the Property applicable to a period exceeding one month in advance, nor apply any security deposit to rent due from any tenant of the Property, nor grant any material consent relating to any existing Tenant Occupancy Lease, nor enter into any new lease, work letter agreement, improvement agreement, or other rental agreement affecting the Property without Fitzgeralds' prior written approval except in the ordinary course of business, and (viii) not employ any additional person(s) at the Property or change the terms of or terminate any existing employee's employment at the Property without Fitzgeralds' prior written consent.

                           (d) Scout shall promptly notify Fitzgeralds in
writing of any event or circumstance which adversely affects Scout's ability to perform its obligations under this Agreement in a timely manner, or the likelihood of timely satisfaction of the conditions precedent set forth above, or the truth of any representation or warranty contained herein.

                           (e) Deleted.

                           (f) Each party shall promptly notify the other in
writing of any event or circumstance which adversely affects such party's ability to perform its obligations under this Agreement in a timely manner, or the likelihood of timely satisfaction of the conditions precedent set forth above, or the truth of any representation or warranty contained herein.

                  7.4 Breaches of Representations, Warranties and Covenants. It will be a condition to Fitzgeralds' obligation to consummate the Closing that all above representations, warranties and covenants of Scout is accurate as of the Closing Date. If any representation, warranty or covenant above is known by Fitzgeralds, prior to the Closing, to be untrue and is not remedied by Scout prior to Closing, Fitzgeralds may, as Fitzgeralds sole and exclusive remedy on account thereof, either (i) terminate this Agreement in which case Scout shall authorize the Deposit to be refunded to Fitzgeralds and neither party shall have any further rights or obligations pursuant to this Agreement, or (ii) waive its objections and close the transaction with no reduction in the Purchase Price. In the event Fitzgeralds breaches its representations, warranties and covenants, Fitzgeralds shall be in default under this Agreement and Scout shall be entitled to terminate this Agreement, receive the Deposit, and neither party shall have any further rights or obligations pursuant to this Agreement.

         8. Deleted

         9. Title, Escrow and Closing.

                  9.1 Conditions of Title. Scout shall convey good and marketable leasehold interest in the Land and good and marketable title to the Improvements at Closing subject to no exceptions other than the following (the "Conditions of Title"):

                           (a) The lien for local real estate taxes and
assessments not yet due or payable;

                           (b) The Ground Lease;

                           (c) That certain Mutual Estoppel Certificate and
Agreement for Removal of Walkway between Scout and Shamrock Holdings Group, Inc., a Delaware corporation;

                           (d) Items 6, 7, 8, 9, 10, 11 and 12 set forth in
Schedule B of the Title Commitment;

                           (e) Interests of tenants pursuant to Tenant Occupancy
Leases approved by Fitzgeralds; and

                           (f) Such other exceptions arising after the date of
the Title Commitment as shall have been approved by Fitzgeralds in writing in its sole discretion.

                  9.2 Title Insurance. Fitzgeralds' obligation to purchase the Property shall be subject to the irrevocable commitment of the Title Company to issue upon payment of its normal premium at Closing its ALTA Extended Coverage Owner's Policy of Title Insurance (Form B, Rev. 10/17/70), together with such endorsements as Fitzgeralds may reasonably require [(including, without limitation, CLTA endorsements numbered 100 (modified), 100.6, 103.4, 103.7, 116, 116.1, 116.4, 116.7 and 123.2),] insuring Fitzgeralds' leasehold interest in the Ground Lease in the amount of Three Million Dollars ($3,000,000) subject only to the Conditions of Title, with reinsurance (including direct access rights) in the current ALTA form, with companies and in such amount as Fitzgeralds shall reasonably require, all as set forth in a pro-forma policy of title insurance to be delivered to and approved by Fitzgeralds at least three (3) business days before the Closing Date. Scout's obligation to sell the Property shall be subject to the irrevocable commitment of the Title Company to issue upon payment of the Title Company's normal premium at Closing its Mortgagee Policy of Title Insurance in the amount of Fitzgeralds' Note.

                  9.3 Closing Date. Through an escrow established with the Title Company, Fitzgeralds and Scout shall consummate this transaction on the Closing Date or such earlier date designated by Fitzgeralds upon not less than three (3) business days prior written notice to Scout.

                  9.4 Deposits and Deliveries by Scout. Scout shall deposit or cause to be deposited into escrow with the Title Company, or deliver directly to Fitzgeralds outside of escrow, on or before the Closing Date, the following documents duly executed and acknowledged as required:

                           (a) Two (2) counterpart originals of the Assignment
and Assumption of Ground Lease Agreement in the form attached hereto as Exhibit
G.

                           (b) A Bill of Sale in the form attached hereto as
Exhibit H transferring the Personal Property to Fitzgeralds (the "Bill of
Sale").

                           (c) An Assignment of Leases in the form attached
hereto as Exhibit I transferring to Fitzgeralds all of Scout's interest as landlord under the Tenant Occupancy Leases (the "Assignment of Leases").

                           (d) An Assignment of Intangible Property and Contract
Obligations in the form attached hereto as Exhibit J transferring all of the Intangible Property and Contract Obligations to Fitzgeralds (the "Assignment of Intangible Property").

                           (e) A letter to each of the tenants under the Tenant
Occupancy Leases in form attached hereto as Exhibit K (the "Notice To Tenants").

                           (f) An Affidavit of Non-Foreign Status in form
attached hereto as Exhibit L (the "Non-Foreign Affidavit").

                           (g) Ground Lessor's Approval and Ground Lessor's
Estoppel Certificate.

                           (h) A Deed in the form attached hereto as Exhibit R
transferring the Improvements to Fitzgeralds (the "Deed").

                           (i) Scout's written escrow instructions to close
escrow in accordance with the terms of this Agreement.

                           (j) Evidence reasonably acceptable to Fitzgeralds'
counsel that the documents delivered to Fitzgeralds by Scout at Closing have been duly authorized by Scout, duly executed on behalf of Scout and when delivered constitute valid and binding obligations of Scout.

                           (k) Such other documents, resolutions, consents and
affidavits necessary or advisable to effect the valid consummation of the transaction evidenced by this Agreement.

                  9.5 Deposits and Deliveries by Fitzgeralds. Fitzgeralds shall deposit or cause to be deposited into escrow with the Title Company, or deliver directly to Scout outside of escrow, on or before the Closing Date, each of the following documents duly executed and acknowledged as required and funds:

                           (a) Cash, wire transfer or other immediately
available funds (the "Purchase Funds") in the amount of Six Hundred Fifty Thousand Dollars ($650,000), as provided in Section 5 hereunder.

                           (b) Two (2) counterpart originals of the Assignment
and Assumption of Ground Lease Agreement.

                           (c) The Fitzgeralds' Note.

                           (d) The Deed of Trust and such other loan documents
as are referenced in Section 5 above.

                           (e) A counterpart original of the Assignment of
Leases.

                           (f) Deleted.

                           (g) A counterpart original of the Assignment of
Intangible Property.

                           (h) Fitzgeralds' written escrow instructions to close
escrow in accordance with the terms of this Agreement.

                           (i) Evidence reasonably acceptable to Scout's counsel
that the documents delivered to Scout by Fitzgeralds at Closing have been duly authorized by Fitzgeralds, duly executed on behalf of Fitzgeralds and when delivered constitute valid and binding obligations of Fitzgeralds.

                  9.6 Closing. The Title Company shall close escrow on the Closing Date when and if it is irrevocably committed to issue the title insurance described in Section 9.2 above and has received all of the documents and funds listed in Sections 9.4 and 9.5 above. The Title Company shall close escrow by:

                           (a) Recording the Assignment and Assumption of Ground
Lease Agreement, the Assignment of Leases, and the Deed of Trust, in that order.

                           (b) Issuing to Fitzgeralds the owner's leasehold
policy of title insurance described in Section 9.2 above.

                           (c) Delivering to Fitzgeralds an original of the
Assignment and Assumption of Ground Lease Agreement, Bill of Sale, the Assignment of Intangible Property, the Notice to Tenants, the Non-Foreign Affidavit and the Closing Certificate each duly executed by Scout.

                    (d) Delivering to Scout an original of the Assignment and Assumption of Ground Lease Agreement and the Fitzgeralds' Note each duly executed by Fitzgeralds and the Purchase Funds after deducting Scout's share of closing cost and perorations.

                    (e) Issuing to Scout the mortgagee's policy of title insurance described in Section 9.2 above.

                    (f) Delivering to Fitzgeralds and Scout of copies of all other documents and things deposited and/or delivered through escrow, the originals of which are not being delivered by the Title Company to such parties, together with Title Company's final closing statement for the subject transaction.

               9.7  Prorations.


                    (a) Rents and other income, current taxes, insurance premiums and management, service, operating and maintenance expenses shall be prorated between Scout and Fitzgeralds as of the Closing Date. All bonds, assessments, encumbrances and other charges against the Property levied on or before the Closing Date shall be paid in full by Scout. Rent shall be prorated on the basis of the actual number of days in the month on the basis of the final Rent Roll, regardless of whether of not such rent has actually been paid to Scout. Income and expenses shall be prorated on the basis of the actual number of days in a month. All rents and other sums received by Fitzgeralds on or after the Closing Date shall be applied first to rent and other obligations accrued or due on or after the Closing Date, then to Fitzgeralds' costs of collection, if any, including attorneys' fees, and any excess paid by tenants for rent or other obligations owed prior to the Closing Date shall be paid to Scout, provided that Fitzgeralds shall have no obligation to collect delinquent rents for Scout's account.

                    (b) All deposits made by tenants of the Property as security for rent, cleaning or any other purpose (whether identified as refundable or non-refundable) and prepaid rents and all interest accrued or due on such sums (whether under applicable law or by agreement) shall, at the sole option of Fitzgeralds, be paid to Fitzgeralds in cash on the Closing Date or credited against the Purchase Price to be paid by Fitzgeralds.

                    (c) All items subject to proration pertaining to the period prior to the Closing dated shall be credited to Scout, and all such prorations pertaining to the period on or following the Closing Date shall be credited to Fitzgeralds. No later than three (3) business days prior to the Closing Date, Scout and Fitzgeralds shall mutually agree upon, and provide to Title Company, a schedule of prorations to be made as of the Closing Date as complete and accurate as reasonably possible. All prorations which can be determined accurately or reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other expenses of the Property through the end of the calendar month in which the Closing Date shall occur shall be paid by Scout, subject to adjustment as provided below. All other prorations, and adjustments to initial estimated prorations or other non-prorated expenses, shall be made by Fitzgeralds and Scout with due diligence and cooperation within thirty (30) days following the Closing Date, or such later time as may be required to obtain necessary information for proration or adjustment, by cash payment to the party yielding a net credit from such prorations or adjustments from the other party. Such cash payment shall be made within ten
(10) business days of demand for payment by the party entitled to receive such payment and, if not timely paid, such amount due shall bear interest from the date due until the date of actual payment at the interest rate set forth in
Section 7.3 above.

                           (d) Scout agrees that benefits or compensation with
respect to employees of Scout in connection with the Property accrued on or prior to the Closing Date due or claimed to be due either before or after the Closing Date to employees or former employees of Scout who will be employed by Fitzgeralds shall constitute, be and remain the sole obligation of Scout. All employees with respect to the Property, whether or not such employees will be retained by Fitzgeralds, shall be paid in full by Scout or Scout's management company on or prior to the Closing Date, including all accrued vacation pay and other fringe benefits through the day prior to the Closing Date.

                  9.8 Closing Costs. Fitzgeralds shall pay the cost of all transfer, sales and conveyance taxes imposed by any governmental authority upon this transaction, title insurance and endorsement premiums for the title insurance described in Section 9.2 above, survey costs, recording fees, escrow fees and Fitzgeralds' legal fees and costs incurred in connection with the contemplated transaction. Scout shall be solely responsible for the cost (including payment of prepayment fees or other charges) to pay off in full and have canceled and discharged of record, all liens, encumbrances and other instruments of record other than the approved Conditions of Title. In addition, Scout shall pay Scout's legal fees and costs incurred in connection with the contemplated transaction.

                  9.9 Possession. The possession of the Property shall be delivered to Fitzgeralds at funding, in its "AS IS", "WHERE IS" condition with all faults and without warranties of any kind, express or implied, or arising by operation of law, except only the title warranties expressly set forth in the deed and subject to the rights or parties in possession of the Property. Right to possession of the Land and title to the Property shall transfer to Fitzgeralds on the Closing Date, subject to the rights of the tenants under the approved Tenant Occupancy Leases. Scout shall transfer and deliver to Fitzgeralds on the Closing Date the originals of all approved Tenant Occupancy Leases, all approved written Contract Obligations, all instruments and documents evidencing or relating to the Intangible Property and all other documents transferred to Fitzgeralds by this Agreement which have not yet been delivered to Fitzgeralds.

                  9.10 Filing of Reports. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

                  9.11 Cooperation. Without further consideration, Scout and Fitzgeralds shall execute, acknowledge and deliver to each other on or after the Closing Date any and all other instruments or documents, and do and perform any other acts which may be required or which Fitzgeralds or Scout may reasonably request in order to fully assign, transfer and or convey to

Fitzgeralds, and vest in Fitzgeralds, good and marketable title to the Property and a leasehold interest in the Land, and each and every part and component thereof.

         10. Liquidated Damages. In the event that (i) all of the conditions to this Agreement shall have been satisfied, or waived in writing by Fitzgeralds,
(ii) Scout shall have fully and timely performed all of its obligations under this Agreement, and (iii) Fitzgeralds shall default in performance of its obligations under this Agreement, then the Deposit shall be paid by Title Company to Scout as liquidated damages. FITZGERALDS AND SCOUT HEREBY ACKNOWLEDGE AND AGREE THAT SCOUT'S DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THE AMOUNT OF THE DEPOSIT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SCOUT WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE UNDER THE FOREGOING CONDITIONS, AND IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, FITZGERALDS AND SCOUT AGREE THAT THE SCOUT'S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SCOUT IN THE EVENT OF A BREACH OF THIS AGREEMENT BY FITZGERALDS.

         ----------------------------          ----------------------------
         FITZGERALDS                           SCOUT

         11.A. Damage and Destruction. In the event that the Property shall be damaged or destroyed by reason of fire, storm, accident, or other casualty, and the cost of repair thereof shall not exceed $50,000.00, Scout shall, at Scout's option, either repair said damage or pay to Fitzgeralds the insurance proceeds received by Scout from the insurance company protecting Scout against such casualty. If Scout shall elect to pay the insurance proceeds to Fitzgeralds, but such proceeds are not sufficient to repair the Property, Fitzgeralds may terminate this Agreement by written notice to Scout within five (5) days of receipt of Scout's election to pay over the insurance proceeds. In the event the cost of repair exceeds the sum of $50,000.00, either Fitzgeralds or Scout may cancel this Agreement upon written notice to the other of them within ten (10) days after the insurance claim has been settled, and Title Company shall return the Deposit to Fitzgeralds and neither party shall have any further rights or liabilities hereunder. If neither Scout nor Fitzgeralds gives the other such notice of termination, Fitzgeralds shall take title to the Property, provided, however, Scout shall either repair such damage or pay to Fitzgeralds the insurance proceeds received by Scout. Fitzgeralds shall have the right if fire damage exceeds $50,000.00 to close and accept an assignment of insurance proceeds.

         Scout shall exercise its option as to whether or not Scout shall repair the Property or pay the insurance proceeds to Fitzgeralds no later than thirty
(30) days after the occurrence of the casualty.

         11.B. Condemnation. In the event that the entire Property or a part thereof having a value in excess of $50,000.00 shall have been taken by eminent domain or shall be in the process of being so taken, as of the Closing Date, either party shall have the option to terminate this Agreement on written notice to the other party, whereupon Title Company shall return the

Deposit to Fitzgeralds and neither party shall have any further rights or liabilities hereunder. In the event any such taking shall not include a part of the Property having a value in excess of $50,000.00 or in the event that neither party shall terminate this Agreement pursuant to the preceding sentence, Fitzgeralds accepts the Property in the condition in which it is left following such taking, with an abatement of the Purchase Price measured by the net proceeds of any condemnation award to Scout. In the event the award has not been made or collected by Scout at the time of Closing, Scout shall assign to Fitzgeralds at Closing all rights of Scout to the collection of such award, and Fitzgeralds shall accept the Property without abatement of the Purchase Price.

         12. Commissions. Each party to this Agreement warrants to the other that except as provided in this Section 12, no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement, and each party hereby agrees to indemnify, defend and protect the other against and to hold the other harmless from any loss, cost or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts except as follows: [No brokers were involved in this transaction.]

         13. General Provisions.

                  13.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

          To Seller:          Scout Development Corporation
                              7066 Lakeview Haven Drive, Suite 131
                              Cypress, Texas 77095
                              Attn:   Anthony Levinson, Executive Vice
                                      President and Chief Operating Officer
                              Fax No. (281) 345-1134
                              Phone No. (281) 345-1033

          with copies to:     John R. Jones, P.C.
                              1301 McKinney, Suite 3550
                              Houston, TX 77010

                              Attn: John R. Jones
                              Fax No. (713) 750-0095
                              Phone No. (713) 750-0092
                              e-mail: johnrjonespc@juno.com

          To Fitzgeralds:     Fitzgeralds Reno, Inc.
                              255 N. Virginia Street
                              Reno, Nevada 89501
                              Attn: Michael E. McPherson, Senior Vice
                                    President and Chief Financial Officer
                              Fax No. (775) 786-7180
                              Phone No. (775) 325-3359

          with copies to:     Gordon & Silver, Ltd.
                              3960 Howard Hughes Parkway
                              Ninth Floor
                              Las Vegas, Nevada 89109
                              Attn: James S. Mace
                              Fax No. (702) 369-2666
                              Phone No. (702) 796-5555

                  13.2 Entire Agreement; No Modifications. This Agreement, together with the schedules and exhibits attached hereto, incorporates all agreements, warranties, representations and understandings between the parties to the Agreement with respect to the subject matter hereof and constitutes the entire agreement of Scout and Fitzgeralds with respect to the purchase and sale of the Property. Any prior or contemporaneous correspondence, memoranda, understandings, offers, negotiations and agreements, oral or written, are merged herein and replaced in total by this Agreement and the exhibits hereto and shall be of no further force or effect. This Agreement may not be modified or amended except in a writing signed by Scout and Fitzgeralds.

                  13.3 Time. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

                  13.4 Attorneys' Fees. In the event any action or proceeding at law or in equity between Fitzgeralds and Scout (including an action or proceeding between Fitzgeralds and Scout or the trustee or debtor in possession while either is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Fitzgeralds or Scout hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses including, without limitation, reasonable attorneys' and paralegals' fees and expenses, incurred by such prevailing party, in such action or proceeding and in any appeal in connection therewith, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination, together with all costs of enforcement and/or collection of any judgment or other relief.

                  13.5 Specific Performance. The parties understand and agree that the Property is unique and for that reason, among others, Fitzgeralds will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Scout, Fitzgeralds shall have as its sole and exclusive remedies: return of the Deposit or specific performance of this Agreement, provided that Fitzgeralds irrevocably waives any and all rights that it may have to specifically enforce this Agreement, in the event that Scout's default arises out of an inability to convey good, indefeasible and insurable title to Fitzgeralds. All other remedies not specifically enumerated herein are waived by Fitzgeralds

                  13.6 Successors and Assigns. This Agreement may be assigned by Scout without the prior written consent of Fitzgeralds provided Scout's assignee assumes in writing all the obligations of Scout under this Agreement. Subject to the foregoing provision, this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns. Fitzgeralds shall have the right to assign its rights under this Agreement to any partnership or entity of which Fitzgeralds owns or controls, directly or indirectly, fifty percent (50%) or more of the total equity interest of such entity provided; however, (i) any such assignment shall not relieve Fitzgeralds of its obligations under this agreement, and Fitzgeralds will guarantee in writing the performance of the obligations of such assignee, (ii) Fitzgeralds delivers to Scout prior written notice of such assignment and (iii) Fitzgeralds' assignee assumes in writing all of the obligations of Fitzgeralds under this Agreement.

                  13.7 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be an original; all counterparts so executed shall constitute one instrument and shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

                  13.8 Construction. This Agreement shall be governed by and construed under the laws of the State of Nevada. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any schedules or exhibits to it or any document executed and delivered by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. If any provision of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect.

                  13.9 Exculpation. Scout will look solely to the net assets of Fitzgeralds for satisfaction of any claims or obligations of Fitzgeralds to Scout, whether under this Agreement or otherwise, and not to any assets of any of the partners of Fitzgeralds (or any of the officers, directors, shareholders or partners of such officers, directors, shareholders or partners), and Scout hereby agrees that for these purposes a deficit capital account of a partner of or in Fitzgeralds shall not be deemed an asset of Fitzgeralds.

         *13.10 Expiration. See Below.

     IN WITNESS WHEREOF, Fitzgeralds and Scout have executed this Agreement as of the date and year first written above:




SCOUT:                                 FITZGERALDS:

SCOUT DEVELOPMENT CORPORATION,         FITZGERALDS RENO, INC.,
a Missouri corporation                 a Nevada corporation


By: /s/ ANTHONY L. LEVINSON            By: /s/ MICHAEL E. MCPHERSON
   -------------------------------        -------------------------------------
   Name:  Anthony L. Levinson              Name: Michael E. McPherson
   Title: Executive Vice President        Title: Executive Vice President/CFO




         *13.10 Expiration. The execution of this Agreement by Scout constitutes an offer to sell the Property on the terms described herein. In the event Fitzgeralds does not accept Scout's offer to sell by signing this Agreement, and returning an executed counterpart of this Agreement to Scout and the Title Company by 5:00 P.M. Central Standard Time, October 13, 1999, this offer will automatically terminate.

                             EARNEST MONEY RECEIPT

     The Title Company hereby acknowledges receipt of this fully executed Agreement and the Earnest Money in the amount of $100,000.00 on the 10th day of October, 1999.

                     FIRST AMERICAN TITLE COMPANY OF NEVADA

                     By:       /s/ TIMA DONOVAN
                        ----------------------------------
                     Name:         Tima Donovan
                          --------------------------------
                     Title:       Escrow Officer
                           -------------------------------

                                   SCHEDULE 1
                                  DEFINED TERMS

For the purposes of this Agreement, the following words and phrases shall have the following meanings unless the context otherwise specifies or requires:

         "Assignment of Intangible Property" means that document set forth on Exhibit J of this Agreement, attached hereto and made a part hereof.

         "Closing" shall mean the close of escrow pursuant to this Agreement of the transacting contemplated by this Agreement.

         "Closing Certificate" means that document set forth on Exhibit M of this Agreement, attached hereto and made a part hereof.

         "Closing Date" shall mean March 31, 2000, which is the agreed outside date for closing of the contemplated transaction.

         "Conditions of Title" shall have the same meaning as set forth in
Section 9.1 of this Agreement.

         "Contract Obligations" shall mean those contracts, agreements, commitments, employment agreements, service contracts, utility contracts, construction contracts, maintenance agreements, leasing and brokerage agreements and all other contracts, agreements and obligations, whether or not in writing, which relate to the ownership, operation, management, maintenance, use or occupancy of the Property.

         "Deed" means that document set forth on Exhibit R of this Agreement.

         "Deed of Trust" means that document set forth on Exhibit O of this Agreement.

         "Due Diligence Items" shall have the same meaning as set forth in
Section 3 of this Agreement.

         "Environmental Laws" shall mean any and all presently existing federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to any Hazardous Substance or to any activity involving Hazardous Substances, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq., the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) and all amendments thereto in effect as of the Closing Date.

          "Fitzgeralds" shall have the same meaning as set forth in the opening paragraph of this Agreement.

         "Fitzgeralds' Note" means that document set forth on Exhibit N of this Agreement.

         "Ground Lease" shall mean that certain Ground Lease dated as of March 1, 1978 between Southern Pacific Transportation Company, a Delaware corporation ("Southern Pacific") and Donald L. Wilkerson ("Wilkerson"), as amended by that certain (i) Supplemental Agreement dated February 22, 1979 between Southern Pacific and Wilkerson, (ii) Supplemental Agreement dated July 16, 1984 between Southern Pacific and Plaza Investments, a Nevada general partnership (by and through Wilkerson), (iii) Memorandum Confirming Rent Adjustment dated January 1, 1989 between Southern Pacific and Plaza Investments, and (iv) Deed of Correction and Reformation and Boundary Line Adjustment Agreement dated ________________, 1999 between Union Pacific Railroad, G and S Investment Company, a Nevada limited partnership, and Scout and the Record of Survey.

         "Ground Lessor" shall mean G and S Investment Company, a Nevada limited partnership.

         "Ground Lessor's Estoppel Certificate" shall mean that document set forth on Exhibit Q of this Agreement.

         "Hazardous Substances" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity including any petroleum, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). "Hazardous Substances" shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, compound or mixture which is (i) asbestos, (ii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iii) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq., (iv) defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.), or
(v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); or in any and all amendments thereto in effect as of the Closing Date; or such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal Environmental Laws.

         "Improvements" shall mean all improvements and fixtures now or hereafter located on the Land including, without limitation, the existing building constructed on the Land together with all appurtenances thereto and all apparatus, equipment and appliances located on the Land and used in connection with the operation and occupancy thereof such as systems or facilities for heating, ventilation, air conditioning, climate control, utility services, parking services, garbage disposal, irrigation, and all landscaping and residual interests in leasehold improvements under the Tenant Occupancy Leases.

         "Intangible Property" shall mean all property other than the Personal Property, the Land, and the Improvements now or hereafter owned or held by Scout and used in connection with the ownership, operation or occupancy thereof including, without limitation, the name ("Plaza Street Garage") and all other names under which the Land, the Improvements and/or the Personal Property are operated or commonly known, all copyrights, trademarks, trade names and service marks used in the operation of the Land, the Improvements or the Personal Property, the Plans and Specifications, all appraisal, engineering, soils, pest control and other studies or reports relating to the Land, the Improvements and/or the Personal Property, all catalogues, customer lists, correspondence with present or prospective tenants, customers or suppliers, all advertising and promotional materials, all telephone exchange numbers identified with the Land, the Improvements, and/or the Personal Property, all awards or payments made or to be made for or with respect to any taking in condemnation or eminent domain (including awards or payments for damage resulting from change of grade or impairment of access) of any part of the Land, the Improvements and/or the Personal Property prior to, on or after the date hereof, all rents, issues and profits therefrom and to the extent, if any, approved by Fitzgeralds pursuant to the terms of this Agreement, all consents, licenses, franchises, permits, utility and/or subdivision bonds or deposits, purchase or construction warranties or guarantees and other rights owned by Scout relating to the operation, ownership or occupancy of the Land, the Improvements and/or the Personal Property.

         "Land" shall mean the real property described in Exhibit A to this Agreement, including all easements, riparian or other water rights, rights of way and other interests appurtenant thereto, and all right, title and interest of Scout in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of, adjacent to or adjoining such real property and in all strips and gores.

         "Laws and Restrictions" shall mean all applicable federal, state, local and other laws, statutes, regulations, codes, orders, ordinances and rules including, without limitation, those relating to fire, safety, building, construction, land use, subdivision, health, labor, environmental protection, seismic design, conservation, parking, handicapped access, zoning and building, and all restrictive covenants (if any), other title encumbrances and other obligations affecting the Property, all Environmental Laws, all applicable provisions of the Fair Housing Act of 1968 and the Americans With Disabilities Act of 1990, and all amendments thereto, and all requirements under Tenant Occupancy Leases.

         "Non-Foreign Affidavit" means that document set forth on Exhibit L of this Agreement.

         Notice to Tenants" means that document set forth on Exhibit K of this Agreement.

         "Outside Date" shall have the same meaning as set forth in Section 4 of this Agreement.

         "Personal Property" shall mean those items of personal property listed the Personal Property Inventory to be delivered as provided in Section 3 of this Agreement and all other personal property now or hereafter owned or held by Scout and used in connection with the Land, the Improvements and/or the Intangible Property or the ownership, operation or occupancy thereof including, without limitation, all furniture, fixtures, machinery, appliances and equipment located on the Property, other than personal property owned by tenants of the Property.

         "Plans and Specifications" shall mean the final plans and specifications for construction of the Improvements as listed in Exhibit C to this Agreement.

         "Property" shall mean collectively (i) all of Scout's leasehold interests in the Land, (ii) the Improvements, (iii) the Personal Property, (iv) the Intangible Property and (v) all of Scout's interest, as landlord, in and to the Tenant Occupancy Leases.

         "Purchase Price" shall have the same meaning as set forth in Section 5 of this Agreement.

         "Recordation Date" means the date on which the Assignment and Assumption of Ground Lease Agreement is recorded in the Official Records of the County in which the Land is located.

         "Rent Roll" shall mean a listing of all leases of any portion of the Property in form acceptable to Fitzgeralds and setting forth, among other things, with respect to each lease: (1) the name of the tenant; (2) the date of the lease, and the date(s) of any amendment(s) or modification(s) thereof; (3) the date the tenant is scheduled to take possession if the tenant is not in possession; (4) the date the tenant is scheduled to or intends to vacate if such fact is known to Scout; (5) the current monthly rental (including charges, if any, payable by the tenant under the lease and detailing all rent concessions), or if the unit is not leased, the monthly rental which would be charged if a new lease were entered into (including a list of the above additional charges for such unit and all rent concessions which would be allowed); (6) the lease expiration date, if any; (7) the amount of the security deposit required under the lease, if any, and the amount of the security applied or returned to the tenant, if any; (8) any commission liability in respect of the lease (and a copy of the commission agreement); (9) a description of any agreement or understanding between Scout (or any predecessor of Scout) and the tenant which is at variance with the form of lease used for the Property whether such agreement or understanding results from a modification or addition to the form or is contained in a separate writing or oral understanding; and (10) a description of any rental payment delinquency during the preceding six (6) month period.

         "Scout" shall have the same meaning as set forth in the opening paragraph of this Agreement.

         "Survey" means an ALTA survey of the Land on an "as-built" basis in form and substance acceptable to Fitzgeralds and Title Company.

         "Tenant Estoppel Certificate" means that document set forth on Exhibit P of this Agreement.

         "Tenant Occupancy Leases" shall mean all leases, work letter agreements, improvement agreements, and other rental agreements listed in Exhibit D to this Agreement with respect to occupancy or use of the Property by tenants, and such other leases, work letter agreements, improvement agreements, and other rental agreements as may be approved by Fitzgeralds in accordance with the terms of this Agreement.

         "Title Commitment" shall mean the Commitment for Title Insurance with respect to the Land and Improvements dated as of July 12, 1999, and issued by the Title Company under its Order No. 16269-RB, a copy of which is attached to this Agreement as Exhibit E.

         "Title Company" shall mean First American Title of Nevada as agent for First American Title Insurance Company whose address for this transaction is as follows:

First American Title of Nevada
5310 Kietke Lane, #100
Reno, Nevada 89511-2043
Attn: Ron Breazeale
Escrow No. 1999-16269RB
Fax No. (775) 823-6200
Phone No. (775) 823-6250

                                 SCHEDULE 6.1(c)

                               DUE DILIGENCE ITEMS

Copies of all documents noted as exceptions in the Title Commitment.

Original of the Rent Roll certified by Scout as true and correct. Fitzgeralds acknowledges receipt of this item; provided, however that the Rent Roll shall be updated by Scout within ten (10) days prior to Closing.

Past 3 years Property operating statements and capital expenditures summaries. Fitzgeralds acknowledges receipt of this item.

Capital improvement summary for current period.

Original of a Rental Income Certification executed by Scout in form of Exhibit F attached hereto.

Copies of all existing Tenant Occupancy Leases and correspondence files relating thereto. Fitzgeralds acknowledges receipt of this item.

Any other information concerning the Property which Fitzgeralds may reasonably request in writing.

Copies of the most recent tax bills and assessments for the Property.

ALTA Survey of the Land on an "as-built" basis in form and substance acceptable to Fitzgeralds and Title Company, obtained by Fitzgeralds. Scout will provide only the most current survey in its possession or control.

Complete set of the most recent "building" Plans and Specifications.

Scout does not have a termite and pest control report in its possession or control.

Scout does not have copies, if any, of existing soils reports, geologic or seismic studies and environmental reports in its possession or control.

List of Contract Obligations.

Copies of all existing insurance policies or acceptable certificates of insurance.

Copies of Contract Obligations. Fitzgeralds acknowledges receipt of this item.

Copies of all purchase and construction warranties or guarantees.

List of all employees engaged with respect to the Property, setting forth in respect of each employee: (1) his or her name and address; (2) his or her position; (3) his or her current salary or wages and fringe benefits including vacation time and free or reduced rent; (4) and his or her Christmas or other bonus, if any.

Past 3 years insurance claims, incidents reports, litigation and proceedings summary.

Personal Property Inventory.

                                  SCHEDULE 7.1

                               SCOUT'S DISCLOSURES

         The Property is located within an earthquake zone.

         Scout has provided to Fitzgeralds that one certain "proposed Re-Trac Project Plan" prepared by Steve Varela, P. E., Director of Public Works, City of Reno, published on the WWW: May 14, 1999. This report states that on page 5 thereof the ground water is contaminated. Also, the proposed Re-Trac Project Plan provides that the railroad track currently in place on the Land will be lowered and the construction activity may affect the operation of the Improvements.

         Scout has provided to Fitzgeralds a copy of that one certain letter dated July 14, 1999 from Galloway & Jensen, attorneys for Tarianna Nazieux, notifying Scout Development Corporation of injuries sustained as the result of an accident which occurred on May 16, 1998.

         Fitzgeralds acknowledges that Scout did not plan, build or otherwise Construct the Property and that, as a result, Scout does not possess the knowledge and information it might possess if it had planned or built the Property. Scout hereby notifies Fitzgeralds that the "walkway" referenced in
Section 9.1(c) hereinafter is presently in the process of being removed and this activity may affect the operation of the Improvements.

         Except for the retail area occupied by the tenant area, the sprinkler system is dry and is not charged. Also, there is an obstruction in the toilet facility in the first level of the Property. The Property includes two elevators and ticket spitters.

         The Deed of Correction and the Record of Survey must be executed by parties other than Scout in order to be completed and filed in the official records of Washoe County, Nevada. Fitzgeralds acknowledges receipt of a copy of the Deed of Correction and Record of Survey.

                    EXHIBITS A-R are intentionally omitted.